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                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT


1. PARTIES. This Lease, dated for reference purposes only, October 12, 1989, is made by and between ASPEN INDUSTRIAL PARK PARTNERSHIP, a Colorado limited partnership, (herein called "Landlord") and HPS, DIVISION OF MKS INDUSTRIES, INC. (herein called "Tenant").

2. PREMISES. Landlord does hereby lease unto Tenant the following described premises containing approximately 39,032 square feet measured to the outside of the exterior walls, including overhangs, canopies and loading docks, and to approximately one-half the thickness of common walls; commonly known as 5330 Sterling Drive, in the City of Boulder, County of Boulder, State of Colorado; as shown on the plans attached hereto as Exhibit "A".

Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the conditions of said performance.

3. TERM. The terms of this Lease shall be for five (5) years, commencing on November 1, 1989.

4. POSSESSION.

      a. If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession.

      b. In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date hereinabove provided.

5. RENT. The Tenant shall pay for the full five (5) year term of this Lease, a reserve minimum rent of One Million Five Hundred Fifty-Four Thousand One Hundred Ninety-Seven Dollars ($1,554,197.00). The total minimum reserve rent shall be payable as follows:

      a. The Tenant covenants and agrees to pay minimum rent for the Leased Premises for the first Lease Year of Two Hundred Ninety-Two Thousand Seven Hundred Forty Dollars ($292,740.00), which amount shall be payable in equal monthly installments of Twenty-Four Thousand Three Hundred Ninety-Five Dollars
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($24,395.00) per month; for the second Lease Year, the sum of Three Hundred One
Thousand Five Hundred Twenty-Two Dollars ($301,522.00), payable in equal monthly installments of Twenty- Five Thousand One Hundred Twenty-Six and 83/100ths Dollars per month ($25,126.83); for the third Lease Year, the sum of Three Hundred Ten Thousand Five Hundred Sixty-Eight Dollars ($310,568.00) payable in equal monthly installments of Twenty- Five Thousand Eight Hundred Eighty and 67/100ths Dollars ($25,880.67) per month; for the fourth Lease Year, the sum of Three Hundred Nineteen Thousand Eight Hundred Eighty-Five Dollars ($319,885.00), payable in equal monthly installments of Twenty- Six Thousand Six Hundred Fifty-Seven and 08/100ths Dollars ($26,657.08); and for the fifth Lease Year, the sum of Three Hundred Twenty-Nine Thousand Four Hundred Eighty Two Dollars ($329,482.00), payable in equal monthly installments of Twenty- Seven Thousand Four Hundred Fifty Six and 83/100ths Dollars ($27,456.83) per month.

      b. All minimum rent payable hereunder shall be paid without setoff or deduction, in advance, on or before the first day of each month during the term of this Lease at the address of the Landlord first written above, or such other address or addresses as Landlord may hereafter determine by notice to the Tenant.

      c. Rent for any period during the term hereof which is for less than one
(1) month shall be a prorated portion of the monthly installment herein, based on a thirty (30) day month.

6. SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of None upon commencement of the term of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain rent or any other sum in default or for the payment of any amount of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within five days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be [illegible] to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.


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7. OPERATING EXPENSE ADJUSTMENTS. For the purposes of this Article, the term
Direct Expenses is defined as follows:

      All direct costs of operation and maintenance, as determined by standard practices, and shall include the following costs by way of illustration, but not be limited to: real property taxes and assessments; rent taxes, gross receipt taxes, (whether assessed against the Landlord or assessed against the Tenant and collected by the Landlord, or both); water and sewer charges; Insurance premiums; utilities; janitorial services; labor; window cleaning; costs incurred in the management of the Building, if any; air conditioning and heating; elevator maintenance; supplies; materials, equipment; and tools; including maintenance, costs, and upkeep of all common areas, and all building repairs except repair of structural defects ("Direct Expenses" shall not include depreciation on the Building of which the Premises are a part or equipment therein, loan payments, executive salaries or real estate brokers' commissions.)

      Tenant shall pay one hundred percent (100%) of Direct Expenses paid or incurred by the Landlord for the operation or maintenance of the Building of which the Premises are a part.

      Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of Direct Expenses for the year in which this Leave terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event of said expenses decrease shall be immediately rebated by Landlord to Tenant.

8. USE. Tenant shall use the Premises for office-warehouse and/or manufacturing purposes, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

      Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything herein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may


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hereafter be enacted or promulgated. Tenant shall, at its sole costs and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment against Tenant, whether the Landlord be a party thereto or not, that tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the consent of Landlord first had and obtained, and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, and an contractor or person selected by Tenant to make the same must first be approved by the Landlord. Upon the expiration or earlier termination of the term hereof, Tenant shall, prior to the written demand by the Landlord, given at least thirty (30) days prior to the end of the term, at Tenant's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made which have been designated by the Landlord to be removed, and repair any damage to the Premises caused by such removal.

11. REPAIRS.

      a. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.


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12. LIENS. Tenant shall keep the Premises and property in which the Premises are situated free from any liens out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated cost of improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

13. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease.

14. HOLD HARMLESS. Tenant shall identify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligations on Tenant's part to be performed under the terms of this lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all cost, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Landlord's negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

      Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of


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Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light or incorporeal hereditaments, loss of business by Tenant, nor shall Landlord be liable for any latent defects in the Premises or in the Building. Tenant shall give prompt notice to Landlord in cause of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

15. SUBROGATION. As long as their respective Insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

16. INSURANCE. Tenant shall not install any electrical equipment that overloads the wiring panels, etc. in the leased premises. Tenant shall make at his own expense whatever changes are necessary to relieve any overload condition and to comply with the requirements of the insurance Underwriters or the governmental authorities having jurisdiction. Tenant agrees to carry general liability insurance in the minimum total amount or amounts of Five Hundred Thousand Dollars ($500,000.00), for each occurrence of bodily injury and One Hundred Thousand Dollars ($100,000.00) property damage. Tenant shall supply to Landlord certificates of insurance showing the liability insurance coverage, and throughout the term hereof, certificates of renewals of such policies. Said certificate shall provide that the insurer shall have given Landlord ten (10) days written notice prior to cancellation of said policy. In the event Tenant fails to secure such insurance or to give evidence to Landlord of such insurance by depositing with Landlord certificates as above provided, Landlord may purchase such insurance in Tenant's name and charge Tenant the premiums therefor. Building insurance for damage caused by fire and all other perils is the responsibility of the Landlord. Premiums for such coverage shall be paid by the Landlord. Said insurance policy will add MKS Instruments, Inc. as an additional insured.

17. PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term thereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the premises; except that which has been paid for by Landlord, and is the standard of the Building. In the event any or all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the building. Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

18. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate.


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Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants.

19. HOLDING OVER. If Tenant remains in possession of the Premises or any part after the expiration of the term hereof, with the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last monthly rental, plus all other charges payable hereunder, and upon all terms hereof applicable to a month-to-month tenancy.

20. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises and responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes, and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

21. RECONSTRUCTION. In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that the Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.


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      In the event the Premises or the Building of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten percent (10%) of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than ten percent (10%) of the then full replacement cost, then Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rest to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

      Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

      Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor coverings, partitions, or any other property installed in the Premises by Tenant.

      The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

22. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

      a. The vacating or abandonment of the Premises by Tenant.

      b. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.


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      c. The failure by tenant to observe any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than as described in Article 23.b above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

      d. The making by Tenant of any general assignment or general arrangements for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60] days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

23. REMEDIES IN DEFAULT. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise or a right or remedy which Landlord may have by reason of such default or breach:

      a. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the due date at the rate of twenty percent (20%) per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (a) taking possession of the Premises and recovering from Tenant the amount specified in this paragraph, or (b) proceeding under the provisions of the following Article 23.b.


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      b. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

      c. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State in which the Premises are located.

24. EMINENT DOMAIN. If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five percent (25%) of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitable reduced. If any part of the Building other than the Premises may be so taken or apportioned, Landlord shall have the right, at its option to terminate this Lease and shall be entitled to the entire award as above provided.

25. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. The failure of Tenant to timely deliver such statement, or a statement specifically setting forth any items which would be exceptions from such certification, shall be conclusive evidence that Tenant has certified to the matters set forth herein.

26. AUTHORITY OF PARTIES.

      a. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.


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      b. Limited Partnerships. If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

27. GENERAL PROVISIONS.

      a. Plats and Riders. Clauses, plats and riders, if any, signed by the Landlord and the Tenant endorsed on or affixed to this Lease are a part hereof.

      b. Waiver. The waiver by Landlord of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

      c. Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the Office of the Building, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

      d. Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

      e. Marginal Headings. The original headings and Article titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

      f. Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

      g. Recordation. Neither the Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.


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      h. Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

      i. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, out are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall, in no event, constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

      j. Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

      k. Attorney's Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorney in such action or proceeding in such amount as the court may adjudge reasonable as attorney's fees.

      l. Sales of Premises by Landlord. In the event of any sale of the building, Landlord shall be and is hereby entirely freed and relieved of, all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

      m. Subordination Attornment. Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any building hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof.

            In the event any proceedings are brought for foreclosure or in the event of the exercises of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure of sale and recognize such purchases as the Landlord under this Lease.

            The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

      n. Name. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

      o. Separability. Any provision of the Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

      p. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      q. Choice of Law. This Lease shall be governed by the laws of the State in which the Premises are located.

      r. Signs and Auctions. Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord's prior written consent.

28. BROKERS. Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease, and it knows or no other real estate broker or agent who is entitled to a commission in connection with this Lease.

29. LIEN OF LANDLORD. Tenant hereby grants to the Landlord a lien upon all the furniture, fixtures, equipment, or other property belonging to the Tenant located on or within the leased premises at any time during the Lease term, to secure the performance of the Tenant's obligations under this Lease, said lien to be prior to any other lien on such property except a lien in favor of the seller of such property to secure the unpaid purchase price thereof. This Landlord's lien may be foreclosed in the same manner as a security agreement, and the filing of this Lease or a memorandum thereof, or a financing statement in the security interest records of Boulder County, Colorado, shall constitute full lawful notice of this lien. If the Landlord also has a lien on such property, or any portion thereof, by virtue of any other instrument, or by operation of law, the lien under this Lease shall be in addition thereto, and the Landlord shall have alternate remedies at his option.

      The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

      If this Lease has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease, or the transactions relating thereto.


LANDLORD:                        TENANT:

ASPEN INDUSTRIAL PARK            MKS INSTRUMENTS, INC.
   PARTNERSHIP, a Colorado
   limited partnership



By: /s/ William D. Stewart III   By: /s/ Robert F. O'Brien
    --------------------------       ----------------------
    William D. Stewart III,          Robert F. O'Brien
    General Partner                  Treasurer

                                   EXHIBIT "A"



Lots 2 and 3, Aspen Industrial Park, A subdivision in the City and County of Boulder, State of Colorado.

                            LEASE EXTENSION AGREEMENT


      THIS LEASE EXTENSION AGREEMENT is between Aspen Industrial Park Partnership, a Colorado limited partnership ("Landlord") and HPS, DIVISION OF MKS INDUSTRIES, INC. ("Tenant").

30. Premises

      a. Lease Agreement. Landlord and Tenant entered into a lease agreement for Lots 2 and 3, Aspen Industrial Park, a subdivision in the City and County of Boulder, State of Colorado, commonly known as 5330 Sterling Drive, Boulder, Colorado, dated October 12, 1989 for a term of five years commencing on November 1, 1989 (the "Lease Agreement").

      b. Term of Lease. Landlord and Tenant desire to extend the Lease Agreement on the same terms and conditions for a period of four (4) additional years commencing on November 1, 1994 (the "Extended Term") and to agree on the rent for the period of the Extended Term.

31. Extended Term and Rent

      a. Lease Extension. Landlord and Tenant hereby agree to extend the Lease Agreement for a period of four years commencing November 1, 1994 under all of the same terms and conditions as set forth in the Lease Agreement except for the rent adjustment set forth in paragraph 2.2 below.

      b. Minimum Rent. The minimum rent for the full four-year Extended Term of the Lease Agreement shall be One Million Three Hundred Sixty-Six Thousand One Hundred Nineteen and 84/100 Dollars ($1,366,119.84) payable in equal monthly installments of Twenty-Eight Thousand Four Hundred Sixty and 83/100 Dollars ($28,460.83).

32. Confirmation of Lease Agreement

      a. Except as specifically modified in Article II above, Landlord and Tenant hereby ratify and confirm all of the terms and conditions of the Lease Agreement and agree that all such terms and conditions shall be in full force and effect in their entirety during the Extended Term.

      Dated this 14th day of October, 1994



LANDLORD:                             TENANT:


ASPEN INDUSTRIAL PARK PARTNERSHIP,    MKS INSTRUMENTS, INC.
 a Colorado limited partnership


By:/s/ William D. Stewart III         By:   /s/ Robert F. O'Brien
   -------------------------------       ------------------------------
   William D. Stewart, III               Robert F. O'Brien
   General Partner                       Treasurer

                            LEASE EXTENSION AGREEMENT

         THIS LEASE EXTENSION AGREEMENT (this "Extension") is between ASPEN INDUSTRIAL PARK PARTNERSHIP, LLLP, a Colorado limited liability limited partnership ("Landlord"), and MKS INSTRUMENTS, INC. ("Tenant").

                                    RECITALS

A. Landlord and Tenant entered into a lease agreement for Lots 2 and 3, Aspen Industrial Park, a subdivision in the City and County of Boulder, State of Colorado, commonly known as 5330 Sterling Drive, Boulder, Colorado, dated October 12, 1989, for a term of five years commencing on November 1, 1989 (the "Lease Agreement"). Landlord and Tenant entered into a lease extension agreement extending the terms and conditions of the Lease Agreement for an additional four years commencing on November 1, 1994 (the "First Extension").

B. Landlord and Tenant desire to again extend the Lease Agreement, as amended by the First Extension, on the same terms and conditions except as set forth below, for a period of three additional years commencing on November 1, 1998 (the "Extended Term"), and to agree on the rent for the period of the Extended Term as set forth below.

                                   AMENDMENTS

1. Term. Landlord and Tenant hereby agree to extend the term of the Lease Agreement for a period of three years commencing November 1, 1998 under the terms and conditions set forth in the Lease Agreement except for the additional amendments set forth below.

2. Minimum Rent. The minimum rent for the full three-year Extended Term of the Lease Agreement shall be $1,102,653.96 payable in monthly installments as set forth below:

                      Period                              Annual Rent           Monthly Rent           Annual Rent
                      ------                              Per Sq. Ft.           ------------           -----------
                                                          -----------
Nov.  1, 1998 through Oct. 31, 1999                       $8.75/ft.2             $28,460.83            $341,529.96
Nov.  1, 1999 through Oct. 31, 2000                       $9.50/ft.2             $30,900.33            $370,803.96
Nov.  1, 2000 through Oct. 31, 2001                       $10.00/ft.2            $32,526.67            $390,320.04

                       Total                                                                       $1,102,653.96

3. Landlord Conversion of Entity. Tenant hereby acknowledges that Landlord has converted from a limited partnership to a limited liability limited partnership.

4. Exhibit A. Exhibit A, which sets forth the legal description of the real property on which the premises are located, is hereby deleted and replaced with the following:

         Lot 2, Aspen Industrial Park, A subdivision in the City and County of Boulder, State of Colorado.

5. Estoppel. Tenant hereby agrees at any time and from time to time upon not less than ten days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing or contemplated mortgage or deed of trust encumbering the premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (A) the Lease is in full force and effect, without modification except as may be represented by Landlord; (B) there are no uncured defaults in Landlord's performance; and (C) not more than one month's rent has been paid in advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing such a statement on behalf of Tenant is properly authorized to do so. Tenant agrees to provide Landlord within ten business days of Landlord's request, Tenant's most recently completed financial statements and such other financial information as reasonably requested by Landlord in order to verify Tenant's financial condition to satisfy requirements of Landlord's existing or contemplated lender or mortgagee.

6. Amendments and Binding Effect. This Extension may be modified only by an agreement in writing signed by the parties hereto. This Extension will inure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns.

                         CONFIRMATION OF LEASE AGREEMENT

         Except as specifically modified above, Landlord and Tenant hereby ratify and confirm all of the terms and conditions of the Lease Agreement and agree that all such terms and conditions shall be in full force and effect in their entirety during the Extended Term.

         Dated this 1st day of Nov, 1998.

LANDLORD:

ASPEN INDUSTRIAL PARK PARTNERSHIP, LLLP, a Colorado limited liability limited partnership


By:   /s/ William D. Stewart, III
     William D. Stewart, III
     General Partner

TENANT:

MKS INSTRUMENTS, INC.
a Massachusetts corporation

By:       /s/ Ron Weigner
          Ron Weigner
Title:    VP & CFO